As Filed with the Securities and Exchange Commission on October 29, 2004

Registration No.: 333- 119760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXESSTEL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3661	91-1982205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6815 Flanders Drive, Suite 210

San Diego, CA 92121

(858) 625-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mike H.P. Kwon

Chief Executive Officer

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

(858) 625-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John J. Hentrich, Esq. John D. Tishler, Esq. Steffani M. Stevens, Esq. Sheppard, Mullin, Richter & Hampton LLP 12544 High Bluff Drive San Diego, CA 92130 Ph (858) 720-8900 Fax (858) 509-3691

David Morash

President, Chief Operating Officer

and Acting Chief Financial Officer

Helen Chao, Esq.

Secretary and General Counsel

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

Ph (858) 625-2100

Fax (858) 625-2110

	Stanton D. Wong, Esq. Gabriella A. Lombardi, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304-1114 Ph (650) 233-4500 Fax (650) 233-4545	Christopher M. Forrester, Esq. Pillsbury Winthrop LLP 11682 El Camino Real San Diego, CA 92130 Ph (858) 509-4052 Fax (858) 509-4010

Approximate date of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	9,200,000 Shares	$3.60	$33,120,000	$4,197

(1)	Includes 1,200,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported by the American Stock Exchange on October 13, 2004, pursuant to Rule 457(c) of the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 1 to Registration Statement No. 333-119760 is to file Exhibits 3.1, 3.2, 10.14, 10.25, 10.26, 10.27, 10.28, 10.29, 10.36, 10.37, 10.38, 10.39, 10.40, 10.41, 10.42 and 10.43, and to reflect their filing in Item 27 of Part II of the Registration Statement and in the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes (the “NRS”), our articles of incorporation provide that we shall indemnify each person who is or was or who had agreed to become one of our directors or officers to the full extent permitted by the NRS or any other applicable laws. Consequently, our directors and officers generally will not be personally liable to us or our stockholders for monetary damages unless:

•	The director’s or officer’s act or failure to act constitutes a breach of his fiduciary duties as a director or officer, and his breach of those duties involves intentional misconduct, fraud or a knowing violation of law; or

•	The director or officer does not act in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the director or officer has reasonable cause to believe his conduct was unlawful.

Our articles of incorporation also provide that no amendment or repeal of the articles of incorporation shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

Our bylaws provide that we shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s legal representative was or is one of our (or any of our predecessor’s) directors or officers or serves or served any other enterprise as a director or officer at our or our predecessor’s request. Our bylaws also provide that we must pay the expenses that any of our officers or directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification by us. Our bylaws also provide that we may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such articles of incorporation.

We have entered into and expect to continue to enter into indemnification agreements with certain of our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. The indemnification agreements provide that we will maintain directors’ and officers’ liability insurance in reasonable amounts from established insurers, subject to certain limitations. The indemnification agreements also provide for partial indemnification for a portion of expenses incurred by a director or officer even if the director or officer is not entitled to indemnification for the total amount. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We currently maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

At present, we are not aware of any pending litigation or proceeding involving any person who is or was a director, officer, employee or other agent of the Company or is or was serving at our request as a director, officer, employee or agent of another entity regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

The underwriting agreement provides for indemnification by the underwriters of us and our officers, directors and employees for certain liabilities arising under the Securities Act of 1933, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

Other than the pro rata underwriting discounts and commissions to be paid by the selling stockholders, all costs and expenses incurred in connection with the sale and distribution of the common stock being registered for sale will be paid by the registrant. The following is an itemized statement of these costs and expenses. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee		$4,197
NASD filing fee		3,812
American Stock Exchange additional listing fee		*
Blue sky qualification fees and expenses		*
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total	$	*

*	To be completed by amendment

Item 26.  Recent Sales of Unregistered Securities.

During the registrant’s last three fiscal years, the registrant issued unregistered securities to a limited number of purchasers as described below:

Axesstel Inc., a Nevada corporation

In October 2004, Axesstel, Inc., a Nevada corporation (the “Company”) sold an aggregate of 833,334 shares of its common stock to three private equity funds managed by ComVentures at a purchase price of $3.60 per share. This issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder.

In October 2004, the Company issued 125,000 shares of its common stock at the conversion price of $2.00 per share to North America Venture Fund II, L.P. in connection with the conversion of 25% of the investor’s convertible term note of $1,000,000, funded in January 2004. This issuance was made in reliance on the exemption provided by Section 4(2) of the Securities Act.

In January 2004, the Company sold an unsecured convertible term note in the original principal amount of $1 million to North America Venture Fund II, L.P., an accredited investor. Interest accrues on the note at the rate of 3% above prime, subject to certain adjustments. In no event will the interest rate be lower than 7% or greater than 10%. The principal and accrued interest due under the note are convertible by North America into shares of common stock at a conversion price of $2.00 per share. All unpaid principal and accrued interest, if not sooner converted, is due on January 8, 2005. This issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

In January 2004, the Company sold to seven accredited investors a total of 1,360,000 shares of common stock at a price of $2.00 per share, resulting in aggregate gross proceeds of $2,720,000. In connection with this transaction, the Company also sold to the investors warrants to purchase an aggregate of 1,632,000 shares of common stock. Warrants to purchase 1,360,000 of these shares have an exercise price of $1.00 per share and are exercisable until July 8, 2004. Warrants to purchase 272,000 of these shares have an exercise price of $2.00 per share, which is subject to increase to $3.30 per share upon the accomplishment of certain milestones, and are exercisable beginning on the first date on which the achievement of the milestones can be determined and expire 18 months after that date. In connection with this transaction, the Company agreed to sell to a finder a total of 150,000 shares of common stock, of which 50,000 shares were sold to the finder in January 2004 and an additional 50,000 shares are to be sold to the finder in each of January 2005 and January 2006. The Company also paid to the finder a fee of $136,000, representing 5% of the gross proceeds received in this financing. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

In March 2004 and August 2004, the Company sold a $3,000,000 secured convertible promissory note and a $1,000,000 secured convertible promissory note, respectively, to Laurus Master Fund, Ltd., an accredited investor. Interest accrues on each note at a rate of 3% above prime, subject to certain adjustments, and in no event will the interest rate on any note be lower than 7% or greater than 10%. Under certain circumstances, the Company has the ability to repay the amounts due under each note by issuing to Laurus a number of shares of common stock equal to the amount of the payment due divided by $3.16. Under certain circumstances, the Company also has the ability to convert all or a portion of the outstanding principal under each note into shares of common stock at a conversion price of $3.16 per share. In connection with the sale of the notes in March 2004 and August 2004, the Company also issued to Laurus Master Fund a warrant with a term of seven years and exercisable for 100,000 shares and 33,334 shares, respectively, of common stock at exercise prices that vary between $3.31 per share and $3.88 per share. The Company also issued a warrant with a term of five years that is exercisable for 47,468 shares of common stock at an exercise price of $3.16 per share to a finder as compensation for its services in connection with the March 2004 financing. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

In August 2004, the Company issued pursuant to a share exchange agreement 167,691 shares of its common stock to one investor in exchange for the assignment by that investor to the Company of 554,183 shares of the common stock of Axesstel-California, as well as a general release of claims against the Company by that investor. This issuance was made in reliance on Section 4(2) of the Securities Act.

In July 2004, the Company issued to David Morash 83,333 shares of its common stock upon the partial exercise of the stock option granted to Mr. Morash in January 2004. The exercise price of the option is $2.50 per share. This issuance was made in reliance on Section 4(2) of the Securities Act.

In June 2004, the Company sold 860,000 shares of its common stock at an exercise price of $1.00 per share to six accredited investors (including 500,000 shares to WNC) in connection with the exercise of warrants from the Company’s January 2004 private placement. This issuance was made in reliance on the exemption provided by Section 4(2) of the Securities Act.

In June 2004, the Company issued 125,000 shares of its common stock at the conversion price of $2.00 per share to North America Venture Fund II, L.P. in connection with the conversion of 25% of the investor’s convertible term note of $1,000,000, funded in January 2004. This issuance was made in reliance on the exemption provided by Section 4(2) of the Securities Act.

In June 2004, the Company sold 37,000 shares of its common stock at the conversion price of $3.16 per share to Laurus Master Fund, LTD. in connection with the payment of a portion of the principal and interest charges related to the investor’s convertible term note of $3,000,000, funded in March 2004. This issuance was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

In February 2004, the Company issued an aggregate of 5,300 shares of its common stock valued at $2.85 per share to 53 employees. These issuances were made in reliance on Section 4(2) of the Securities Act.

During the first quarter of 2004, the Company issued to certain of its employees a total of 30,200 shares of common stock. The issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

In May 2003, the Company sold 92,500 shares of the its common stock at the price of $2.00 per share to accredited individuals and entities for cash totaling $185,000. These issuances were made in reliance on Section 4(2) of the Securities Act.

In May 2003, the Company issued 300,000 shares of its common stock, which was valued at $675,000, for the acquisition of one hundred percent of the issued and outstanding capital stock of Entatel, pursuant to a Stock Purchase Agreement made in December 2002. This issuance was made in reliance on Section 4(2) of the Securities Act.

In June 2003, the Company issued 100,000 shares of its common stock valued at $3.00 per share to an employee. This issuance was made in reliance on Section 4(2) of the Securities Act.

In November 2003, the Company issued 9,622 shares of its common stock valued at $3.50 per share in connection with a settlement agreement with a consultant for consulting services rendered. This issuance was made in reliance on Section 4(2) of the Securities Act.

In November 2003, the Company issued a total of 19,230 shares of its common stock to two employees valued at $1.30 per share. These issuances were made in reliance on Section 4(2) of the Securities Act.

In November 2003, the Company issued a total of 90,000 shares of its common stock valued at $2.80 per share to three members of the board of directors. These issuances were made in reliance on Section 4(2) of the Securities Act.

For the year ended December 31, 2002, giving effect to a one-to-twenty nine reverse split, the Company issued 20,690 shares of common stock for debts assumed by a certain stockholder totaling $250,627 and 57,425 shares for payment of outstanding debts totaling $229,604. This issuance was made in reliance on Section 4(2) of the Securities Act.

For the year ended December 31, 2002, the Company issued 57,000 common shares for conversion of notes totaling $157,375 and 141,789 shares of common stock for services valued at $204,510. This issuance was made in reliance on Section 4(2) of the Securities Act.

In August 2002, in connection with the acquisition of Axesstel California, the Company issued to the former stockholders of Axesstel California approximately 5.6 million shares of its common stock in exchange for the assignment to us of approximately 98% of the issued and outstanding capital stock of Axesstel California at an exchange rate of .302591758 shares of our common stock for one share of Axesstel California common stock. In connection with this acquisition, we also assumed all of Axesstel California’s outstanding options and warrants, which were adjusted in accordance with the exchange ratio such that an option or warrant to purchase one share of Axesstel California common stock became an option or warrant to purchase .302591758 shares of the Company’s common stock. This issuance was made in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

In September 2002, the Company sold 100,000 shares and warrants to purchase 200,000 shares for consultant services rendered. This issuance was made in reliance on Section 4(2) of the Securities Act.

In October 2002, the Company entered into a contract for legal services with a legal consultant in South Korea, in consideration for 10,000 shares of its common stock. This issuance was made in reliance on Section 4(2) of the Securities Act.

Axesstel California

In April 2002, Axesstel California issued to Mike H.P. Kwon and Satoru Yukie warrants to purchase 3,710,184 and 4,000,000 shares of the common stock of Axesstel California, respectively, at an exercise price of $0.02 per share. These warrants were assumed by the Company in August 2002 in accordance with the corporate combination agreement between the Company and Axesstel California. These issuances were made in reliance on Section 4(2) of the Securities Act.

In each transaction described above that was exempt from registration under Section 4(2) of the Securities Act, (i) there were no underwriters involved in the issuance and sale of the securities, (ii) the investors were experienced with transactions of the nature of the subject transaction and had the ability to fend for themselves, (iii) the securities were acquired for investment only and not with a view to or for sale in connection with any distribution thereof, (iv) appropriate legends were affixed to the share certificates and other instruments issued in such transactions, and (v) the sales of these securities were made without general solicitation or advertising.

Item 27.  Exhibits

Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*

2.1	Corporate Combination Agreement by and between Miracom Industries, Inc. and Axesstel California effective July 16, 2002(14)

2.2	First Amendment to Corporate Combination Agreement by and between Miracom Industries, Inc. and Axesstel, Inc. dated August 22, 2004(9)

3.1	Articles of Incorporation of the registrant, as amended(2)

3.2	Amended and Restated Bylaws of the registrant, as amended(2)

4.1	Specimen Common Stock Certificate(6)

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*

10.1	Convertible Note Purchase Agreement dated January 8, 2004, by and among the registrant, North America Venture Fund II, L.P., Mike H.P. Kwon and Satoru Yukie(5)

10.2	Convertible Term Note issued January 8, 2004, by the registrant to North America Venture Fund II, L.P.(7)

10.3	Common Stock and Warrant Purchase Agreement dated January 8, 2004, by and among the registrant, the parties listed on the schedule of investors attached thereto, Mike H.P. Kwon and Satoru Yukie(8)

10.4	Form of Common Stock Purchase Warrant, exercise price $1.00, dated January 8, 2004(7)

Exhibit Number	Description of Document
10.5	Form of Common Stock Purchase Warrant, exercise price $2.00 subject to adjustment, dated January 8, 2004(7)

10.6	Securities Purchase Agreement dated March 16, 2004, by and between the registrant and Laurus Master Fund, Ltd.(8)

10.7	Convertible Term Note issued March 16, 2004, by the registrant to Laurus Master Fund, Ltd.(7)

10.8	Security Agreement dated March 12, 2004, by and among the registrant and Laurus Master Fund, Ltd.(7)

10.9	Common Stock Purchase Warrant issued March 16, 2004, by the registrant to Laurus Master Fund, Ltd.(7)

10.10	Registration Rights Agreement dated March 11, 2004, by and among the registrant and Laurus Master Fund, Ltd.(7)

10.11	Letter Agreement with North America Venture Fund II, L.P., dated April 15, 2004(4)

10.12	Lease Agreement for Office Space by and between Axesstel California and Smith Trust dated October 15, 2001(6)

10.13	Centerpark Plaza Office Lease with Mullrock Umbrella, LLC, dated May 28, 2004(12)

10.14	Form of Indemnity Agreement for directors and executive officers of the registrant(2)

10.15	Subscriber Unit License Agreement between Axesstel California and Qualcomm Incorporated dated November 14, 2000, as amended +(3)

10.16	Supply Agreement by and between TeleCard Limited and the registrant dated November 2003 +(3)

10.17	Supply Agreement by and between TeleCard Limited and the registrant dated November 2003 +(3)

10.18	Purchase order with Tata Teleservices (Maharashtra) Limited, dated April 20, 2004+(4)

10.19	Purchase order with Tata Teleservices, Ltd., dated April 26, 2004+(4)

10.20	Supply Agreement between BellSouth International, Inc. and Axesstel-California, dated March 18, 2004+(5)

10.21	Form of Common Stock Purchase Warrant issued to finder and its assignees, dated March 11, 2004, in connection with the March 2004 Convertible Note Financing(5)

10.22	Offer Letter for David Morash, dated December 3, 2003(5)

10.23	Offer Letter for Patrick Gray, dated February 11, 2004(5)

10.24	Offer Letter for Lixin Cheng, dated December 22, 2003(5)

10.25	Component Supply Agreement between QUALCOMM CDMA Technologies Asia-Pacific PTE LTD. and Axesstel-California, dated February 28, 2001, as amended+(2)

10.26	DMSS5100 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated December 5, 2002, as amended+(2)

10.27	DMSS5010 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated November 26, 2003+(2)

10.28	AMSS6500 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated April 11, 2004+(2)

10.29	Offer Letter for Alireza Saifi dated July 8, 2004(2)

Exhibit Number	Description of Document
10.30	Securities Purchase Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.31	Common Stock Purchase Warrant dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.32	Security Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.33	Registration Rights Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.34	Convertible Term Note dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.35	Form of Subscription Agreement dated October 12, 2004 between the registrant and certain investors affiliated with ComVentures(11)

10.36	2001 Stock Option Plan(2)

10.37	Form Notice of Grant of Stock Option (2001 Stock Option Plan)(2)

10.38	Form Stock Option Agreement (2001 Stock Option Plan)(2)

10.39	Form Notice of Grant of Stock Option (September 2002, March 2003 and September 2003 Option Pools)(2)

10.40	Form Stock Option Agreement (September 2002, March 2003 and September 2003 Option Pools)(2)

10.41	Table of Stock Option Grants under September 2002, March 2003 and September 2003 Option Pools(2)

10.42	2004 Equity Incentive Plan(2)

10.43	Form Warrant Agreement for Mike H.P. Kwon and Satoru Yukie(2)

10.44	Form Common Stock Purchase Warrant for Consultants*

10.45	Form of Subscription Agreement dated February 2003*

14.1	Code of Ethics for Directors, Officers and Employees(3)

16.1	Letter dated December 8, 2003, from Kenny H. Lee CPA Group, Inc.(13)

21.1	Subsidiaries of registrant(1)

23.1	Consent of Gumbiner, Savett Finkel Fingleson & Rose, Inc.(1)

23.2	Consent of Kenny H. Lee CPA Group, Inc.(1)

23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP, counsel to the registrant. Reference is made to Exhibit 5.1.

24.1	Power of Attorney(1)

*	To be filed by amendment

+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	Previously filed

(2)	Filed herewith

(3)	Filed with the Form 10-KSB/A for the period ending December 31, 2003, filed on August 16, 2004

(4)	Filed with the Form 10-QSB/A for the period ending June 30, 2004, filed on September 7, 2004

(5)	Filed with the Form 10-QSB/A for the period ending March 31, 2004, filed on September 7, 2004

(6)	Filed with the Form 10-KSB/A for the period ending December 31, 2003, filed on April 19, 2004

(7)	Filed with the Form 10-QSB for the period ending March 31, 2004, filed on May 24, 2004

(8)	Filed with the Form 8-K filed on March 25, 2004

(9)	Filed with Form 10-KSB/A for the period ending December 31, 2003 filed on October 13, 2004

(10)	Filed with the Form 8-K filed on August 20, 2004

(11)	Filed with the Form 8-K filed on October 15, 2004

(12)	Filed with the Form 10-QSB filed on August 16, 2004

(13)	Filed with the Form 8-K/A filed on December 9, 2003

(14)	Filed with the Form 8-K filed on August 31, 2002

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The small business issuer will:

(1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of October, 2004.

AXESSTEL, INC.

By:	/s/ DAVID MORASH
David Morash President, Chief Operating Officer and Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/S/ * Mike H.P. Kwon	Chairman of the Board (Director) and Chief Executive Officer (Principal Executive Officer)	October 29, 2004

/s/ * David Morash	President, Chief Operating Officer and Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 29, 2004

/s/ * Jai Bhagat	Director	October 29, 2004

/s/ * Harry Casari	Director	October 29, 2004

/s/ * Haydn Hsieh	Director	October 29, 2004

/s/ * Eric Schultz	Director	October 29, 2004

/s/ * Seung Taik Yang	Director	October 29, 2004

*By:	/s/ DAVID MORASH
David Morash Attorney-In-Fact

INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*

2.1	Corporate Combination Agreement by and between Miracom Industries, Inc. and Axesstel California effective July 16, 2002(14)

2.2	First Amendment to Corporate Combination Agreement by and between Miracom Industries, Inc. and Axesstel, Inc. dated August 22, 2004(9)

3.1	Articles of Incorporation of the registrant, as amended(2)

3.2	Amended and Restated Bylaws of the registrant, as amended(2)

4.1	Specimen Common Stock Certificate(6)

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*

10.1	Convertible Note Purchase Agreement dated January 8, 2004, by and among the registrant, North America Venture Fund II, L.P., Mike H.P. Kwon and Satoru Yukie(5)

10.2	Convertible Term Note issued January 8, 2004, by the registrant to North America Venture Fund II, L.P.(7)

10.3	Common Stock and Warrant Purchase Agreement dated January 8, 2004, by and among the registrant, the parties listed on the schedule of investors attached thereto, Mike H.P. Kwon and Satoru Yukie(8)

10.4	Form of Common Stock Purchase Warrant, exercise price $1.00, dated January 8, 2004(7)

10.5	Form of Common Stock Purchase Warrant, exercise price $2.00 subject to adjustment, dated January 8, 2004(7)

10.6	Securities Purchase Agreement dated March 16, 2004, by and between the registrant and Laurus Master Fund, Ltd.(8)

10.7	Convertible Term Note issued March 16, 2004, by the registrant to Laurus Master Fund, Ltd.(7)

10.8	Security Agreement dated March 12, 2004, by and among the registrant and Laurus Master Fund, Ltd.(7)

10.9	Common Stock Purchase Warrant issued March 16, 2004, by the registrant to Laurus Master Fund, Ltd.(7)

10.10	Registration Rights Agreement dated March 11, 2004, by and among the registrant and Laurus Master Fund, Ltd.(7)

10.11	Letter Agreement with North America Venture Fund II, L.P., dated April 15, 2004(4)

10.12	Lease Agreement for Office Space by and between Axesstel California and Smith Trust dated October 15, 2001(6)

10.13	Centerpark Plaza Office Lease with Mullrock Umbrella, LLC, dated May 28, 2004(12)

10.14	Form of Indemnity Agreement for directors and executive officers of the registrant(2)

10.15	Subscriber Unit License Agreement between Axesstel California and Qualcomm Incorporated dated November 14, 2000, as amended +(3)

10.16	Supply Agreement by and between TeleCard Limited and the registrant dated November 2003 +(3)

Exhibit Number	Description of Document
10.17	Supply Agreement by and between TeleCard Limited and the registrant dated November 2003 +(3)

10.18	Purchase order with Tata Teleservices (Maharashtra) Limited, dated April 20, 2004+(4)

10.19	Purchase order with Tata Teleservices, Ltd., dated April 26, 2004+(4)

10.20	Supply Agreement between BellSouth International, Inc. and Axesstel-California, dated March 18, 2004+(5)

10.21	Form of Common Stock Purchase Warrant issued to finder and its assignees, dated March 11, 2004, in connection with the March 2004 Convertible Note Financing(5)

10.22	Offer Letter for David Morash, dated December 3, 2003(5)

10.23	Offer Letter for Patrick Gray, dated February 11, 2004(5)

10.24	Offer Letter for Lixin Cheng, dated December 22, 2003(5)

10.25	Component Supply Agreement between QUALCOMM CDMA Technologies Asia-Pacific PTE LTD. and Axesstel-California, dated February 28, 2001, as amended+(2)

10.26	DMSS5100 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated December 5, 2002, as amended+(2)

10.27	DMSS5010 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated November 26, 2003+(2)

10.28	AMSS6500 Software Agreement between QUALCOMM Incorporated and Axesstel-California, dated April 11, 2004+(2)

10.29	Offer Letter for Alireza Saifi dated July 8, 2004(2)

10.30	Securities Purchase Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.31	Common Stock Purchase Warrant dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.32	Security Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.33	Registration Rights Agreement dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.34	Convertible Term Note dated as of August 18, 2004 between the registrant and Laurus Master Fund, Ltd.(10)

10.35	Form of Subscription Agreement dated October 12, 2004 between the registrant and certain investors affiliated with ComVentures(11)

10.36	2001 Stock Option Plan(2)

10.37	Form Notice of Grant of Stock Option (2001 Stock Option Plan)(2)

10.38	Form Stock Option Agreement (2001 Stock Option Plan)(2)

10.39	Form Notice of Grant of Stock Option (September 2002, March 2003 and September 2003 Option Pools)(2)

10.40	Form Stock Option Agreement (September 2002, March 2003 and September 2003 Option Pools)(2)

10.41	Table of Stock Option Grants under September 2002, March 2003 and September 2003 Option Pools(2)

Exhibit Number	Description of Document

10.42	2004 Equity Incentive Plan(2)

10.43	Form Warrant Agreement for Mike H.P. Kwon and Satoru Yukie(2)

10.44	Form Common Stock Purchase Warrant for Consultants*

10.45	Form of Subscription Agreement dated February 2003*

14.1	Code of Ethics for Directors, Officers and Employees(3)

16.1	Letter dated December 8, 2003, from Kenny H. Lee CPA Group, Inc.(13)

21.1	Subsidiaries of registrant(1)

23.1	Consent of Gumbiner, Savett Finkel Fingleson & Rose, Inc.(1)

23.2	Consent of Kenny H. Lee CPA Group, Inc.(1)

23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP, counsel to the registrant. Reference is made to Exhibit 5.1.

24.1	Power of Attorney(1)

*	To be filed by amendment

+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	Previously filed

(2)	Filed herewith

(3)	Filed with the Form 10-KSB/A for the period ending December 31, 2003, filed on August 16, 2004

(4)	Filed with the Form 10-QSB/A for the period ending June 30, 2004, filed on September 7, 2004

(5)	Filed with the Form 10-QSB/A for the period ending March 31, 2004, filed on September 7, 2004

(6)	Filed with the Form 10-KSB/A for the period ending December 31, 2003, filed on April 19, 2004

(7)	Filed with the Form 10-QSB for the period ending March 31, 2004, filed on May 24, 2004

(8)	Filed with the Form 8-K filed on March 25, 2004

(9)	Filed with Form 10-KSB/A for the period ending December 31, 2003 filed on October 13, 2004

(10)	Filed with the Form 8-K filed on August 20, 2004

(11)	Filed with the Form 8-K filed on October 15, 2004

(12)	Filed with the Form 10-QSB filed on August 16, 2004

(13)	Filed with the Form 8-K/A filed on December 9, 2003

(14)	Filed with the Form 8-K filed on August 31, 2002